Exhibit 10.1

AMENDMENT NO. 1 TO
SECOND AMENDED AND RESTATED GOVERNANCE AGREEMENT
This Amendment No. 1 to Second Amended and Restated Governance Agreement (this “Amendment”) is entered into as of April 10, 2020 between Expedia Group, Inc., a Delaware corporation (the “Company”), and Barry Diller, an individual (“Mr. Diller”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Governance Agreement (as defined below).
R E C I T A L S
WHEREAS, on April 15, 2019, the Company and Mr. Diller entered into that certain Second Amended and Restated Governance Agreement (the “Governance Agreement”);
WHEREAS, Section 6.02(a) of the Governance Agreement requires any amendment of the Governance Agreement by the Company to be authorized by a majority of the members of the Board of Directors who are (i) “independent directors” as defined by applicable stock exchange listing rules, (ii) independent of Mr. Diller and his Affiliates and (iii) not members of the management of the Company or any Person over which Mr. Diller exercises direct or indirect control (“Independent Directors”);
WHEREAS, this Amendment has been approved by the Special Litigation Committee of the Board of Directors of the Company formed on December 3, 2019 (the “Special Litigation Committee”), and has been authorized by a majority of the Independent Directors; and
WHEREAS, pursuant to stipulation and order entered by the Delaware Court of Chancery on March 30, 2020 (the “Order”) in respect of In re Expedia Group Stockholders Litigation, Consolidated Case No. 2019-0494-JTL (the “Delaware Litigation”), the Company and Mr. Diller are entering into this Amendment and Mr. Diller may not exercise the Purchase/Exchange Right prior to the date on which the Special Litigation Committee has completed its investigation.
NOW THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, the Company and Mr. Diller hereby agree as follows:
1.Amendment to Section 5.54. Section 5.54 of the Governance Agreement is hereby deleted in its entirety and replaced with the following:
“Section 5.54. “Purchase/Exchange Period” shall mean the period from and after the Combination Closing until the close of business on the forty-fifth day following the date on which the Special Litigation Committee notifies Mr. Diller that it has completed its investigation of the claims raised in the Delaware Litigation, subject to extension pursuant to Section 3.03 (the “Expiration Date”); provided that such Expiration Date shall be extended to enable any exercises of the Purchase/Exchange Right (as shown by the delivery to the Company of a written notice of exercise of the Purchase/Exchange Right on or prior to such Expiration Date) effected by the Expiration Date which have not yet been consummated as of such Expiration Date to be consummated. “Special

Litigation Committee” means the Special Litigation Committee of the Board of Directors of the Company formed on December 3, 2019.”
2.Governance Agreement Remains in Effect. Except as expressly amended by this Amendment, the Governance Agreement remains in full force and effect and nothing in this Amendment shall otherwise affect any other provision of the Governance Agreement or the rights and obligations of the parties thereto. For the avoidance of doubt, Section 3.03 of the Governance Agreement shall not apply as a result of this Amendment or the Order.
3.References to the Governance Agreement. After giving effect to this Amendment, each reference in the Governance Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import referring to the Governance Agreement shall refer to the Governance Agreement as amended by this Amendment.
4.Incorporation by Reference. Sections 6.01 (Notices), 6.04 (Governing Law; Consent to Jurisdiction), 6.05 (Counterparts), 6.06 (Specific Performance), 6.13 (Severability) and 6.18 (Headings) of the Governance Agreement are incorporated herein by reference, mutatis mutandis.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.
EXPEDIA GROUP, INC.
By:    /s/ Robert J. Dzielak
Robert J. Dzielak
Chief Legal Officer and Secretary

/s/ Barry Diller
Barry Diller